EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Evercore Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)

Equity	Class A Common Stock, par value $0.01 per share	457(c) 457(h)	6,000,000	$197.52	$1,185,120,000.00	0.0001476	$174,923.71

Total Offering Amounts					$1,185,120,000.00		$174,923.71

Total Fee Offsets							$—

Net Fee Due							$174,923.71

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price and the registration fee are based on the average of the high and low prices of shares of Class A common stock, par value $0.01 per share, of Evercore Inc., as reported on the New York Stock Exchange on June 17, 2024.

(2)

Pursuant to Rule 416(a) under the Securities Act, the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock, $0.01 par value (the “Common Stock”), of Evercore Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)	Represents shares of Common Stock subject to issuance in connection with the Third Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the “Third Amended 2016 Plan”).

(4)

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Third Amended and Restated Evercore 2016 plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.